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                                                                      Exhibit 21

                              DIRECTV HOLDINGS LLC
                              LIST OF SUBSIDIARIES

ENTITY                                      STATE OF INCORPORATION
------                                      ----------------------

DIRECTV Financing Co., Inc.                 Delaware
DIRECTV Enterprises, LLC                    Delaware
DIRECTV, Inc.                               California
DIRECTV Operations, LLC                     California
USSB II, Inc.                               Minnesota
DIRECTV Customer Services, Inc.             Delaware
DIRECTV Merchandising, Inc.                 Delaware